Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

Host Hotels & Resorts, Inc.

and

The Partners

Host Hotels & Resorts, L.P.:

We consent to the incorporation by reference in the registration statements (Nos. 333-117229, 333-166380, 333-166381, 333-171605, and 333-178118) on Form S-3 and (Nos. 333-75055, 333-28683, 333-75057, 333-75059, 333-161488, 033-66622, and 333-171607) on Form S-8 of Host Hotels & Resorts, Inc. of (i) our report dated February 22, 2012, except as to Notes 6, 10, 17, and 21 which are as of April 30, 2012, with respect to the consolidated balance sheets of Host Hotels & Resorts, Inc. and subsidiaries as of December 31, 2011 and 2010, and the related consolidated statements of operations, comprehensive income (loss), equity, and cash flows for each of the years in the three-year period ended December 31, 2011, and the related financial statement schedule as of December 31, 2011, and (ii) our report dated February 22, 2012, except as to Notes 6, 10, 17, and 21 which are as of April 30, 2012, with respect to the consolidated balance sheets of Host Hotels & Resorts, L.P. and subsidiaries as of December 31, 2011 and 2010, and the related consolidated statements of operations, comprehensive income (loss), capital, and cash flows for each of the years in the three-year period ended December 31, 2011, and the related financial statement schedule as of December 31, 2011, which reports appear in the current report on Form 8-K of Host Hotels & Resorts, Inc. and Host Hotels & Resorts, L.P. dated April 30, 2012.

/s/ KPMG LLP

McLean, Virginia

April 30, 2012